UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2022
Date of Report (date of earliest event reported)
___________________________________
First Watch Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-40866 (Commission File Number)	82-4271369 (I.R.S. Employer Identification Number)
8725 Pendery Place, Suite 201, Bradenton, FL 34201
(Address of principal executive offices and zip code)
(941) 907-9800
(Registrant's telephone number, including area code)
                    ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	FWRG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2022, the Board of Directors (the “Board”) of First Watch Restaurant Group, Inc. (the “Company”) increased the number of directors of the Company from eight to nine, and elected Stephanie Lilak to serve as a director, effective immediately, for a term expiring at the Company’s 2025 annual meeting of stockholders. The Board appointed Ms. Lilak to serve on the Audit Committee and the Compensation Committee of the Board.
The Board determined that, in its judgment, Ms. Lilak satisfies the requirements for independence set forth under the applicable rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission (“SEC”) for the purposes of Board and committee service, as applicable. There were no arrangements or understandings between Ms. Lilak and any other persons pursuant to which Ms. Lilak was elected nor any relationships or related transactions between Ms. Lilak and the Company of the type required to be disclosed under applicable SEC rules.
Ms. Lilak has served as the Chief People Officer of Bumble Inc. (Nasdaq: BMBL) since November 2021. Previously, Ms. Lilak was Senior Vice President, Chief Human Resources Officer at Dunkin’ Brands Group, Inc. from July 2019 to November 2021. Prior to Dunkin’ Brands, Ms. Lilak spent 23 years with General Mills Inc., in roles of increasing responsibility. She served as Vice President, Human Resources for the North America Retail Segment from January 2016 until July 2019. Prior to that role, Ms. Lilak was the Vice President, Human Resources, Sales Division and Convenience & Foodservice Operating Segment from February 2015 to January 2016 and Vice President, Human Resources - Convenience and Food Service from September 2013 to February 2015.
As a non-employee director, Ms. Lilak will receive compensation in the same amounts and forms paid to other non-employee members of the Board, as described in the Company’s proxy statement for its 2022 annual meeting of stockholders. In addition, in connection with her election to the Board, Ms. Lilak received an equity grant in the form of restricted stock units that had a fair market value of $100,000 on the date of grant of June 18, 2022.
A copy of the Company’s press release issued on June 21, 2022 announcing the election of Ms. Lilak to the Board of Directors is filed as an exhibit to this report.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
99.1	Press Release of First Watch Restaurant Group, Inc. dated June 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Watch Restaurant Group, Inc. (Registrant)

Date: June 21, 2022	By:	/s/ Jay Wolszczak
	Name:	Jay Wolszczak
	Title:	Chief Legal Officer, General Counsel and Secretary